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                                                             Exhibit 10.14

                        SECOND AMENDMENT TO LEASE

        L-W Income Properties, a California Limited Partnership (Lessor), IMPCO Technologies, Inc., a Delaware corporation (Lessee) and AirSensors, Inc., a Delaware corporation (Guarantor) agree as follows:

        1.      RECITALS

                1.1 LEASE

                Lessor and Lessee executed a Lease dated May 10, 1989, for premises commonly known as 16804 Gridley Place, Cerritos, California. That Lease was amended by a First Amendment to Lease dated April 19, 1993. The original Lease dated May 10, 1989, and its First Amendment dated April 19, 1993 are collectively referred to as the "the Lease". Guarantor has guaranteed Lessee's performance of its obligations under the Lease pursuant to a Guaranty dated October 15, 1993 (the Guaranty).

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                1.2 PRESENT TRANSACTION

                The term of the Lease runs to May 31, 1999. The Lease gives the Lessee options to extend the Lease for two additional 5-year periods. Lessee has exercised its first option to extend the Lease for five years commencing June 1, 1999. The parties wish by this agreement to agree upon the fair market rent which will prevail during the extended term.

        2.      RENT

        Commencing June 1, 1999, the base rent shall be $41,100 per month, payable on the first day of each month. The rent shall be adjusted on the first day of the thirty-first month of the option term (December 1, 2001) in accordance with the provisions of Exhibit "B" of the May 10, 1989 lease.

        3.      GUARANTY

        Guarantor agrees that its Guaranty shall continue in effect during the extended term of the

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Lease.

        4.    NO OTHER CHANGES

        No other changes or amendments are made to the Lease except as set forth herein, and the Lease as herein amended shall continue in effect for the extended term.

        5.    ENTIRE AGREEMENT

        This Amendment constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof and all prior and contemporaneous agreements, representations, negotiations and understanding of the parties hereto, oral or written, are hereby superseded and merged herein. Each party to this Amendment expressly warrants and represents to the other that it has not relied upon any representation, inducement, promise or agreement, oral or otherwise, by any party, or anyone acting on behalf of any party, which is not embodied herein. No modification or

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amendment of this Amendment shall be binding unless fully executed in writing. This agreement may be executed in counterparts.

        IMPCO TECHNOLOGIES, INC.,       L-W INCOME PROPERTIES,
        A Delaware Corporation          A California Limited
                                        Partnership

        By:  /s/ Don L.Dominic          By:  /s/ Steven Laskey

        Its: General Council            Its: Partner

        Date: Date: March 9, 1999

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